SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C. 20549


                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934




DATE  OF REPORT (Date of earliest event reported)         JUNE 4, 1997


                CAMPO ELECTRONICS, APPLIANCES AND COMPUTERS, INC.
             (Exact name of registrant as specified in its charter.)




                 LOUISIANA            0-21192             72-0721367

            (State of other       (Commission File     (IRS Employer
            jurisdiction of       Number)              Identification
            incorporation)                             Number)




                   109 NORTHPARK BLVD., COVINGTON, LOUISIANA 70433
                 (Address of Principal Executive Offices - Zip Code)



           Registrant's telephone number including area code (504)867-5000

                                         N/A
           (Former name or former address, if changed since last report.)


Item 3.  Bankruptcy or Receivership

On June 4, 1997, Campo Electronics, Appliances and Computers, Inc. (the "Company") filed a voluntary petition to reorganize under Chapter 11 of the Federal Bankruptcy Code. The filings were made in the U.S. Bankruptcy Court in New Orleans. The matters were assigned to Bankruptcy Judge T. M. Brahney, III, Case Number 97-13057.

On June 5, 1997 the Company entered into a letter of intent with Whirlpool Financial Corporation and Deutsche Business Services Corporation, pursuant to which such lenders have agreed to provide a $3 million debtor-in-possession ("DIP") working capital facility and up to $36 million in DIP inventory financing subject to Bankruptcy Court approval. The Company plans to use the funds to meet immediate inventory needs and for general working capital purposes.

In its filing, the Company listed total assets of $106.6 million and total liabilities of $75 million.

Item 7.  Exhibits

                                Exhibit Index

Exhibit
Number                                       Description

99.1                               Press Release dated June 4, 1997






                                  SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                             CAMPO ELECTRONICS, APPLIANCES AND
                                                       COMPUTERS, INC.


                                                   /s/ WAYNE J. USIE
                                             _________________________________
                                                     Wayne J. Usie
                                                (Chief Financial Officer
                                                and Secretary)




Date:  June 19, 1997